EXHIBIT 99.1

For Immediate Release

FLIGHT SAFETY TECHNOLOGIES, INC. ANNOUNCES COMPLETION OF LICENSE WITH UTRF AND OTHER DEVELOPMENTS

Mystic, CT (September 10, 2008) Flight Safety Technologies, Inc. (AMEX:FLT) announced today that on September 10, 2008 it finalized its license agreement with the University of Tennessee Research Foundation for patent rights related to atmospheric glow plasma technology, and has also completed the acquisition of assets from AGT, Inc, the former licensee of these patent rights. The acquired assets include instrument prototypes, engineering drawings, and various equipment previously used by AGT to support its research and development activities. Flight Safety has organized a wholly owned subsidiary named Advanced Plasma Products, Inc, a Nevada corporation, which will conduct the company's plasma products line of business. Additionally, as previously announced, Kenneth Wood and Richard Rosenfeld have joined Flight Safety as the CEO and CFO/VP of Operations, respectively, to manage the new line of business and oversee the overall growth plan for FST.

Kenneth Wood commented, "Now that the technology licensing and asset acquisition activities have been completed, we're off and running with this exciting technology. We have been successful in retaining key employees from AGT, Inc. that had been working on various R&D projects involving the plasma glow technology and leasing the same lab space, which allows us to move forward in an efficient manner." Mr. Wood further commented that "In the past, AGT had concentrated on R&D efforts to further the general state of the technology. Their focus was to identify commercial partners that could exploit the market potential of the technology. Our focus is going to be quite different. We want to be the ones to develop plasma based products that have good commercial potential by addressing worldwide problems." Mr. Wood cautioned that the company is simultaneously pursuing sources of working capital which it will need to continue R & D and commercialization of the plasma glow technology beyond the next few months and there can be no assurance as to whether or when it will succeed.

FST also announced today that its previously announced unsolicited proposal to the FAA for the further funding for development and test of its AWSM system has been rejected and the prospects for obtaining such funding in the future are unlikely.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the limited resources of the company and availability of capital to fund operations and research and development, whether the government will implement a wake vortex avoidance system at all or with the inclusion of a SOCRATES® wake vortex sensor or AWSM™ technology, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contacts:

Kenneth S. Wood
Chief Executive Officer
Flight Safety Technologies, Inc.
(860) 245-0191